Exhibit 99.1

Investors Title Company Announces Fourth Quarter and Fiscal Year 2015 Results

CHAPEL HILL, N.C.--(BUSINESS WIRE)--February 10, 2016--Investors Title Company today announced its results for the fourth quarter and year ended December 31, 2015.

For the year, net income attributable to the Company increased 29.9% to $12.5 million, or $6.30 per diluted share, versus $9.6 million, or $4.74 per diluted share, for the prior year. For the quarter, net income attributable to the Company decreased 18.5% to $2.2 million, or $1.12 per diluted share, versus $2.7 million, or $1.33 per diluted share, for the prior year period.

Revenues for the year reached $127.2 million, a new record for the Company, which represents an increase of 3.3% versus the prior year. Growth in premium revenues was driven primarily by growth in real estate values, higher levels of home sales, and to a lesser extent, higher levels of refinance activity. Revenues from direct operations comprised 25.3% of premiums for the year, up from 21.9% last year.

Operating expenses were $109.4 million, and remained virtually flat with the prior year. Commissions decreased 5.3% due to a favorable mix of direct business. Claims expense, which continues to benefit from the absence of large claims related to defalcations in recent policy years, decreased 14.4% versus the prior year due to fewer new claim filings. Payroll expenses increased 11.2%, due to normal inflationary increases in wages and benefits, higher staffing levels supporting ongoing software development activities, and higher levels of incentive compensation. All other expenses increased 8.7%, mainly due to higher transaction volumes and increased software development activity.

For the quarter, revenues decreased 9.6% versus the prior year period, which can be attributed to lower levels of premiums written in the Texas market, partially offset by growth in other markets. Overall, transaction volume increased substantially versus the prior year period, with increases in both purchase and refinance activity. Operating expenses decreased 8.5%, primarily due to the impact of lower Texas volumes on commissions, as well as overall favorable claims experience. The lower commissions and claims expenses were partially offset by increases in other expense categories, mainly due to the same factors that influenced results for the year.

Chairman J. Allen Fine commented, “I am pleased with the Company’s strong results for both the year and the fourth quarter. The record level of revenues we achieved in 2015 is the result of a strong real estate market as well as our continued efforts to develop relationships in the markets we serve.”

“Revenues in the fourth quarter held up well, considering potential impacts of the new federally mandated disclosure requirements that went into effect during the quarter, as well as the Fed’s first rate hike in almost a decade. In addition, we successfully reached key milestone objectives in our technology program, while investing significant energy into preparing ourselves and our clients for implementation of the new mortgage disclosures.”

“We are optimistic that the strong housing market will continue into 2016, with potential improvements in both transaction levels and home prices,” added Mr. Fine. “For the coming year and beyond, we will remain focused on long-term strategies to enhance our competitive strengths and financial position, and to profitably expand our market presence.”

Investors Title Company’s subsidiaries issue and underwrite title insurance policies. The Company also provides investment management services and services in connection with tax-deferred exchanges of like-kind property.

----------------------------------------------------------------------------------------------------------------------------------

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, any statements regarding future home price increases, changes in home purchase or refinance activity, interest rate changes, expansion of the Company’s market presence, enhancing competitive strengths, positive development in housing affordability, unemployment or overall economic conditions or statements regarding our actuarial assumptions and the application of recent historical claims experience to future periods. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. Such risks and uncertainties include, without limitation: the cyclical demand for title insurance due to changes in the residential and commercial real estate markets; the occurrence of fraud, defalcation or misconduct; variances between actual claims experience and underwriting and reserving assumptions, including the limited predictive power of historical claims experience; declines in the performance of the Company’s investments; government regulation; changes in the economy; the possible loss of agency relationships, or significant reductions in agent-originated business and other considerations set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission, and in subsequent filings.

Investors Title Company and Subsidiaries Consolidated Statements of Income For the Three and Twelve Months Ended December 31, 2015 and 2014 (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenues:
Net premiums written	$26,103,532	$28,847,616	$112,475,686	$109,963,556
Investment income – interest and dividends	1,104,264	1,128,655	4,531,319	4,259,501
Net realized (loss) gain on investments	(717,499)	(324,614)	(116,163)	268,294
Other	2,384,901	2,283,772	10,309,230	8,627,935
Total Revenues	28,875,198	31,935,429	127,200,072	123,119,286

Operating Expenses:
Commissions to agents	13,780,748	17,389,430	62,174,301	65,632,353
Provision for claims	857,093	1,052,238	4,478,494	5,229,716
Salaries, employee benefits and payroll taxes	6,939,258	5,968,109	28,041,213	25,218,225
Office occupancy and operations	1,795,530	1,365,982	5,885,336	5,049,962
Business development	739,912	751,619	2,373,270	2,333,491
Filing fees, franchise and local taxes	160,364	169,887	732,985	817,909
Premium and retaliatory taxes	476,897	519,275	2,161,571	1,851,767
Professional and contract labor fees	764,942	700,211	2,691,411	2,676,483
Other	175,520	164,229	884,438	820,882
Total Operating Expenses	25,690,264	28,080,980	109,423,019	109,630,788

Income before Income Taxes	3,184,934	3,854,449	17,777,053	13,488,498

Provision for Income Taxes	978,000	1,160,000	5,228,000	3,816,000

Net Income	2,206,934	2,694,449	12,549,053	9,672,498

Net Income Attributable to Noncontrolling Interests	(10,612)	—	(15,148)	(23,523)

Net Income Attributable to the Company	$2,196,322	$2,694,449	$12,533,905	$9,648,975

Basic Earnings per Common Share	$1.13	$1.33	$6.32	$4.75

Weighted Average Shares Outstanding – Basic	1,952,077	2,026,125	1,984,360	2,031,760

Diluted Earnings per Common Share	$1.12	$1.33	$6.30	$4.74

Weighted Average Shares Outstanding – Diluted	1,958,484	2,031,660	1,989,799	2,037,534

Investors Title Company and Subsidiaries Consolidated Balance Sheets As of December 31, 2015 and 2014 (Unaudited)

	December 31, 2015	December 31, 2014
Assets:
Investments in securities:
Fixed maturities, available-for-sale, at fair value	$106,066,384	$109,048,290
Equity securities, available-for-sale, at fair value	37,513,464	39,254,981
Short-term investments	6,865,406	2,576,993
Other investments	10,106,828	8,530,929
Total investments	160,552,082	159,411,193

Cash and cash equivalents	21,790,068	15,826,515
Premium and fees receivable	8,392,697	8,544,183
Accrued interest and dividends	1,004,126	1,063,837
Prepaid expenses and other assets	12,634,105	7,732,677
Property, net	7,148,951	5,460,805
Total Assets	$211,522,029	$198,039,210

Liabilities and Stockholders’ Equity
Liabilities:
Reserves for claims	$37,788,000	$36,677,000
Accounts payable and accrued liabilities	25,043,588	18,290,819
Current income taxes payable	210,355	92,192
Deferred income taxes, net	5,703,006	5,415,493
Total liabilities	68,744,949	60,475,504

Stockholders’ Equity:
Common stock - no par value (10,000,000 authorized shares; 1,949,797 and 2,023,270 shares issued and outstanding 2015 and 2014, respectively, excluding 291,676 shares for 2015 and 2014 of common stock held by the Company's subsidiary)	1	1
Retained earnings	131,186,866	124,707,196
Accumulated other comprehensive income	11,483,015	12,856,509
Total stockholders’ equity attributable to the Company	142,669,882	137,563,706
Noncontrolling interests	107,198	—
Total stockholders’ equity	142,777,080	137,563,706
Total Liabilities and Stockholders’ Equity	$211,522,029	$198,039,210

Investors Title Company and Subsidiaries Net Premiums Written By Branch and Agency For the Three and Twelve Months Ended December 31, 2015 and 2014 (Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2015	%	2014	%	2015	%	2014	%
Branch	$7,119,168	27.3	$6,134,866	21.3	$28,400,531	25.3	$24,057,032	21.9

Agency	18,984,364	72.7	22,712,750	78.7	84,075,155	74.7	85,906,524	78.1

Total	$26,103,532	100.0	$28,847,616	100.0	$112,475,686	100.0	$109,963,556	100.0

CONTACT:
Investors Title Company
Elizabeth B. Lewter, 919-968-2200